Exhibit (d)(9)
Execution Copy

PROSPER MARKETPLACE, INC.

AMENDED

AND

RESTATED

RIGHT OF FIRST REFUSAL

AND

CO-SALE AGREEMENT

May 15, 2014

TABLE OF CONTENTS

		Page

1.	Certain Definitions	1

2	Restrictions on Transfer	4

3	Right of First Refusal	5

4	Right of Co-Sale	7

5	Conditions to Valid Transfer	9

6	Restrictive Legend and Stop Transfer Orders	10

7	Termination	10

8	Miscellaneous Provisions	10

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AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Agreement”) is made as of May 15, 2014, by and among Prosper Marketplace, Inc., a Delaware corporation (the “Company”), the individuals and entities listed on Exhibit A attached hereto (each, an “Investor,” and collectively, the “Investors”) and the individuals listed on Exhibit B attached hereto (each, a “Founder,” and collectively, the “Founders”).

RECITALS

WHEREAS: Each Founder currently owns or controls that number of shares of the Company’s Common Stock indicated below such Founder’s name on Exhibit B hereto;

WHEREAS: Certain of the Investors and the Company are parties to the Series C Preferred Stock Purchase Agreement, dated as of May 1, 2014 (the “Purchase Agreement”), and certain of the Company’s and such Investors’ obligations under the Purchase Agreement are conditioned upon the execution and delivery by such Investors and the Company of this Agreement;

WHEREAS: Certain of the Investors possess rights with respect to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated September 23, 2013 (the “Prior Agreement”); and

WHEREAS: the Company and the Investors who are parties to the Prior Agreement desire to amend and restate the Prior Agreement pursuant to Section 8(D) of that Prior Agreement and to accept the rights and obligations created pursuant hereto in lieu of such previously granted rights and obligations;

NOW, THEREFORE: in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as set forth herein.

1. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

A. “Common Stock” means the common stock of the Company.

B. “Change of Control” means the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions in the same relative proportions.
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C. “Convertible Securities” means all then outstanding options, warrants, rights, convertible notes, Preferred Stock or other securities of the Company directly or indirectly convertible into or exercisable for shares of Common Stock.

D. “Co-Sale Eligible Investor” has the meaning set forth in Section 4(A)(1).

E. “days” means calendar days; provided that if any day falls on a weekend or a federal holiday, the term “day” shall mean the next business day.

F. “Eligible Investors” means Investors who or which, at the time in question, hold at least at least 1,000,000 shares of Series A Preferred Stock, 1,000,000 shares of Series B Preferred Stock or 1,000,000 shares of Series C Preferred Stock (in each case, as may be adjusted from time to time for stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like).

G.  “Preferred Stock” means the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

H. “Qualified Initial Public Offering” means the closing of the Company’s first bona fide, firm commitment underwritten initial public offering, at a price per share (prior to underwriting commissions and expenses) that values the Corporation at least $750,000,000 in an offering with aggregate proceeds to the Corporation of not less than $100,000,000 (before deducting underwriters commissions and expenses), pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s Common Stock.

I. “Rights of Co-Sale” means the rights of Co-Sale provided to the Co-Sale Eligible Investors in Section 4 of this Agreement.

J. “Rights of First Refusal” means the rights of first refusal provided to the Company and the Eligible Investors in Section 3 of this Agreement.

K. “Seller” means any Founder proposing to Transfer his or her Seller Shares.

L. “Seller Shares” means all shares of Common Stock of the Company owned as of the date hereof or hereafter acquired by a Founder (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like).
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M. “Series A Preferred Stock” means all shares of the Series A Preferred Stock issued pursuant to that certain Series A Preferred Stock Purchase Agreement, dated as of January 15, 2013.

N. “Series A-1 Preferred Stock” means all shares of the Series A-1 Preferred Stock issued pursuant to that certain Series A Preferred Stock Purchase Agreement, dated as of January 15, 2013.

O. “Series B Preferred Stock” means all shares of the Series B Preferred Stock issued pursuant to that certain Series C Preferred Stock Purchase Agreement, dated as of September 23, 2013.

P. “Series C Preferred Stock” means all shares of the Series C Preferred Stock issued pursuant to the Purchase Agreement.

Q. “Transfer,” “Transferring,” “Transferred,” or words of similar import, mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

(1) any bona fide pledge made pursuant to a bona fide loan transaction that creates a mere security interest, if the pledgee executes a counterpart copy of this Agreement and becomes bound thereby as a Seller in the event that and to the extent that such pledgee ever acquires ownership of such shares;

(2) any transfers of Seller Shares by a Seller to Seller’s spouse, ex spouse, domestic partner, lineal descendant or antecedent, brother or sister, adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of Seller, or to a trust or trusts for the exclusive benefit of Seller or those members of Seller’s family specified in this Section 1.Q(2) or transfers of Seller Shares by Seller by devise or descent; provided, that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was such Seller;

(3) any bona fide gift effected for tax planning purposes, provided, that the pledgee, transferee or donee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was the applicable Seller;

(4) by operation of law;

(5) any transfer to the Company or an Eligible Investor pursuant to the terms of this Agreement; and
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(6) any repurchase of the Seller Shares by the Company pursuant to agreements under which the Company has the option to repurchase such Seller Shares upon the occurrence of certain events, such as termination of employment, or in connection with the exercise by the Company of any rights of first refusal.

If Seller plans to make any of the above excepted transfers, then, prior to transferring its Seller Shares, Seller shall deliver to the Company a written notice stating: (i) Seller’s bona fide intention to make an excepted transfer of its Seller Shares; (ii) the name, address and phone number of each proposed transferee; (iii) the aggregate number of Seller Shares to be transferred to each proposed transferee; and (iv) the section in this Agreement upon which Seller is relying in making an excepted transfer.

2. Restrictions on Transfer.

A. General. Before a Seller may Transfer any Seller Shares, Seller must comply with the provisions of Section 2.B, Section 3, and Section 4.

B. Notice of Proposed Transfer. Prior to a Seller Transferring any of its Seller Shares, such Seller shall simultaneously deliver to the Company and the Eligible Investors a written notice (the “Transfer Notice”) in the form attached hereto as Exhibit C, stating: (i) Seller’s bona fide intention to sell or otherwise Transfer such Seller Shares; (ii) the name, address and phone number of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the aggregate number of Seller Shares proposed to be Transferred to each Proposed Transferee (the “Offered Shares”); (iv) the bona fide cash price or, in reasonable detail, other consideration for which Seller proposes to Transfer the Offered Shares (the “Offered Price”); and (v) each Eligible Investor’s right to exercise either its Right of First Refusal or its Right of Co-Sale (but not both rights) with respect to the Offered Shares.

C. Restrictions on Transfer of Voting Rights. No Founder who owns 100,000 or more shares of Common Stock and Preferred Stock, on an as converted basis (“Shares”, and each such holder, a “Key Holder”), may, without the unanimous prior written consent of the Company’s Board of Directors, (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Shares held by such Key Holder without simultaneously transferring any and all voting rights arising from or relating to such shares of Shares to the same Person to which the shares of Shares are so transferred, (b) enter into any swap or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of the any of the shares of Shares now or hereafter held by such Key Holder or any voting rights arising from or relating to such shares of Shares without simultaneously transferring any and all voting rights arising from or relating to such shares of Shares or the economic consequences of such shares of Shares, as applicable, to such transferee. Each Key Holder hereby (x) agrees to, and does hereby, revoke any and all proxies or powers of attorney with respect to any and all shares of Shares now or hereafter held by such Key Holder, unless otherwise approved by prior unanimous written consent of the Company’s Board of Directors, and (y) agrees that it shall not, without the prior unanimous written consent of the Company’s Board of Directors, purport to grant any proxy or power of attorney with respect to any shares of Shares now or hereafter held by such Key Holder, deposit any of the shares of Shares now or hereafter held by such Key Holder into a voting trust, or enter into any agreement (other than this Agreement and the Voting Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the shares of Shares, in each case, without also simultaneously transferring all economic consequences of ownership of such shares of Shares.
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3. Right of First Refusal.

A. Exercise by the Company.

(1) For a period of twenty (20) days (the “Initial Exercise Period”) after the last date on which the Transfer Notice is, pursuant to Section 8.A hereof, deemed to have been delivered to the Company and all Eligible Investors, the Company shall have the right to purchase all or any part of the Offered Shares on the terms and conditions set forth in this Section 3. In order to exercise its right hereunder, the Company must deliver written notice to Seller within the Initial Exercise Period.

(2) Upon the earlier to occur of (a) the expiration of the Initial Exercise Period or (b) the time when Seller has received written confirmation from the Company regarding its exercise of its Rights of First Refusal, the Company shall be deemed to have made its election with respect to the Offered Shares, and the shares for which the Eligible Investors may exercise their Rights of First Refusal (as described below) shall be correspondingly reduced, if appropriate.

B. Initial Exercise by the Eligible Investors.

(1) Subject to the limitations of this Section 3.B, during the Initial Exercise Period and for ten (10) days thereafter each of the Eligible Investors shall have the right to purchase all or any part of the Offered Shares not purchased by the Company pursuant to Section 3.A above (the “Remaining Shares”) on the terms and conditions set forth in this Section 3. In order to exercise its rights hereunder, such Eligible Investor must provide written notice delivered to Seller within ten (10) days after the expiration of the Initial Exercise Period.

(2) To the extent the aggregate number of shares that the Eligible Investors desire to purchase (as evidenced in the written notices delivered to Seller) exceeds the Remaining Shares, each Eligible Investor so exercising shall be entitled to purchase its pro rata share of the Remaining Shares, which shall be equal to that number of the Remaining Shares equal to the product obtained by multiplying (x) the number of Remaining Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Convertible Securities into Common Stock) held by such Eligible Investor on the date of the Transfer Notice and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Convertible Securities into Common Stock) held on the date of the Transfer Notice by all Eligible Investors (“Pro Rata ROFR Share”).

(3) Within fifteen (15) days after the expiration of the Initial Exercise Period, Seller shall give written notice to the Company and each Eligible Investor specifying the number of Offered Shares to be purchased by the Company and each Eligible Investor exercising its Right of First Refusal (the “ROFR Confirmation Notice”). The ROFR Confirmation Notice shall also specify the number of Offered Shares not purchased by the Company or the Eligible Investors, if any, pursuant to Section 3.A and 3.B hereof (“Unsubscribed Shares”) and shall list each Participating Investor’s (as defined in Section 3.C hereof) Subsequent Pro Rata Share (as described in Section 3.C) of any such Unsubscribed Shares.

C. Subsequent Exercise by the Eligible Investors. To the extent that there remain any Unsubscribed Shares, each Eligible Investor electing to exercise its right to purchase at least its full Pro Rata ROFR Share of the Remaining Shares under Section 3.B hereof (a “Participating Investor”) shall have a right to purchase all or any part of the Unsubscribed Shares; however, to the extent the aggregate number of shares that the Participating Investors desire to purchase (as evidenced in written notices delivered to the Seller) exceeds the remaining Unsubscribed Shares, each Participating Investor so exercising (an “Electing Participating Investor”) shall be entitled to purchase that number of the Unsubscribed Shares equal to the product obtained by multiplying (x) the number of Unsubscribed Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Convertible Securities into Common Stock) held on the date of the Transfer Notice by such Electing Participating Investor and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Convertible Securities into Common Stock) held on the date of the Transfer Notice by all Electing Participating Investors (“Subsequent Pro Rata Share”). In order to exercise its rights hereunder, such Electing Participating Investor must provide written notice to Seller with a copy to the Company and each Eligible Investor within twenty (20) days after the expiration of the Initial Exercise Period (the “Subsequent Exercise Period”).
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D. Purchase Price. The purchase price for the Offered Shares to be purchased by the Company or by an Eligible Investor exercising its Right of First Refusal under this Agreement shall be the Offered Price, and shall be payable as set forth in Section 3.E hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith, which determination shall be binding upon the Company, each Eligible Investor and Seller, absent fraud or clerical error.

E. Closing; Payment. Subject to compliance with applicable state and federal securities laws, the Company and the Eligible Investors exercising their Rights of First Refusal shall effect the purchase of all or any portion of the Offered Shares, including the payment of the purchase price, within ten (10) days after the later of (i) delivery of the ROFR Confirmation Notice (ii) delivery of the Co-Sale Confirmation Notice (as defined in Section 4.A(3) below), (iii) expiration of the Subsequent Exercise Period and (iv) expiration of the Subsequent Co-Sale Period (as defined in Section 4.B below) (the “Right of First Refusal Closing”). Payment of the purchase price shall be made, at the option of the party exercising its Right of First Refusal, (i) in cash (by check), (ii) by wire transfer or (iii) by cancellation of all or a portion of any outstanding indebtedness of Seller to the Company or the Eligible Investor, as the case may be or (iv) by any combination of the foregoing. At such Right of First Refusal Closing, Seller shall deliver to each of the Company and the Eligible Investors exercising their Rights of First Refusal, one or more certificates, properly endorsed for transfer, representing such Offered Shares so purchased.

F. Exclusion from Right of First Refusal. This Right of First Refusal shall not apply with respect to Common Stock (including shares of Preferred Stock issued or issuable upon conversion thereof) sold and to be sold by Eligible Investors pursuant to the Right of Co-Sale (set forth in Section 4 below).
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4. Right of Co-Sale.

A. Exercise by the Eligible Investors.

(1) Subject to the limitations of this Section 4, to the extent that the Company and the Eligible Investors do not exercise their respective Rights of First Refusal with respect to all or any part of the Offered Shares or the Remaining Shares, as applicable, pursuant to Section 3 hereof, then, each Eligible Investor who has not exercised its Rights of First Refusal pursuant to Section 3.B or 3.C (a “Co-Sale Eligible Investor”) shall have the right to participate in such sale of the Offered Shares which are not being purchased by the Company or the Eligible Investors pursuant to their respective Rights of First Refusal (“Residual Shares”) on the same terms and conditions as specified in the Transfer Notice. To exercise its rights hereunder, each Co-Sale Eligible Investor (a “Selling Investor”) must have provided a written notice to Seller within the Initial Exercise Period indicating the number of shares it holds that it wishes to sell pursuant to this Section 4.A.

(2) If the aggregate number of shares that the Selling Investors desire to sell (as evidenced by written notices delivered to Seller) exceeds the number of Residual Shares, each Selling Investor shall be entitled to sell up to its pro rata share of the Residual Shares which shall be equal to that number of Residual Shares equal to the product obtained by multiplying (x) the number of Residual Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Convertible Securities into Common Stock) held on the date of the Transfer Notice by such Selling Investor and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Convertible Securities into Common Stock) held on the date of the Transfer Notice by Seller and the Selling Investors (“Pro Rata Co-Sale Share”).

(3) Within ten (10) days after the expiration of the Subsequent Exercise Period, Seller shall give written notice to the Company and each Selling Investor specifying the number of Residual Shares to be sold by each Selling Investor exercising its Right of Co-Sale (the “Co-Sale Confirmation Notice”). The Co-Sale Confirmation Notice shall also specify the number of Residual Shares, if any, with respect to which Rights of Co-Sale are not being exercised pursuant to Section 4.A hereof (the “Unsubscribed Residual Shares”) and shall list each Participating Co-Sale Investor’s (as defined in Section 4(B) hereof) Subsequent Pro Rata Co-Sale Share (as described in Section 4.B) of any such Unsubscribed Residual Shares.

B. Subsequent Election to Sell by the Selling Investors. To the extent that there remain any Unsubscribed Residual Shares, each Selling Investor electing to exercise its right to sell at least its full Pro Rata Co-Sale Share of the Residual Shares under Section 4.B hereof (a “Participating Co-Sale Investor”) shall have a right to sell all or any part of the Unsubscribed Residual Shares; however, to the extent the aggregate number of additional shares that the Participating Co-Sale Investors desire to sell (as evidenced in written notices delivered to the Seller) exceeds the Unsubscribed Residual Shares, each Participating Co-Sale Investor so exercising (an “Electing Participating Co-Sale Investor”) shall be entitled to sell that number of the Unsubscribed Residual Shares equal to the product obtained by multiplying (x) the number of Unsubscribed Residual Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Convertible Securities into Common Stock) held by such Electing Participating Co-Sale Investor on the date of the Transfer Notice and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Convertible Securities into Common Stock) held on the date of the Transfer Notice by all Electing Participating Co-Sale Investors (“Subsequent Pro Rata Co-Sale Share”). In order to exercise its rights hereunder, such Electing Participating Co-Sale Investor must provide written notice to Seller with a copy to the Company and each Eligible Investor within five (5) days after the last date on which the Co-Sale Confirmation Notice is, pursuant to Section 8.A hereof, deemed to have been delivered to all Eligible Investors (the “Subsequent Co-Sale Period”).
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C. Closing; Consummation of the Co-Sale. Subject to compliance with applicable state and federal securities laws, the sale of the Residual Shares by the Selling Investors shall occur within ten (10) days after the expiration of the Subsequent Co-Sale Period (the “Co-Sale Closing”). If a Selling Investor exercised the Right of Co-Sale in accordance with this Section 4, then such Selling Investor shall deliver to Seller at or before the Co-Sale Closing, one or more certificates, properly endorsed for Transfer, representing the number of Residual Shares to which the Selling Investor is entitled to sell pursuant to this Section 4. At the Co-Sale Closing, Seller shall cause such certificates or other instruments to be Transferred and delivered to the Transferee pursuant to the terms and conditions specified in the Transfer Notice, and Seller shall remit, or shall cause to be remitted, to each Selling Investor, at the Co-Sale Closing, that portion of the proceeds of the Transfer to which each Selling Investor is entitled by reason of each Selling Investor’s participation in such Transfer pursuant to the Right of Co-Sale.

D. Exclusion from Co-Sale Right. This Right of Co-Sale shall not apply with respect to Common Stock (including shares issued or issuable upon conversion of Preferred Stock) sold or to be sold to Eligible Investors or the Company pursuant to the Right of First Refusal.

E. Multiple Series, Class or Type of Stock. If the Offered Shares consist of more than one series, class or type of security, Seller has the right to Transfer hereunder each such series, class or type; provided, that if, as to the Right of Co-Sale, a Selling Investor does not hold any of such series, class or type and the Proposed Transferee is not willing, at the Co-Sale Closing, to purchase some other series, class or type of security from such Selling Investor, or is unwilling to purchase any security from such Selling Investor at the Co-Sale Closing, then such Selling Investor shall have the put right (the “Put Right”) set forth in Section 5.B below.

F. Seller’s Right To Transfer. If any of the Offered Shares remain available after the exercise of all Rights of First Refusal and all Rights of Co-Sale, then the Seller shall be free to Transfer, subject to Section 5 below, any such remaining shares to the Proposed Transferee at the Offered Price or a higher price in accordance with the terms set forth in the Transfer Notice; provided, however, that if the Offered Shares are not so Transferred during the seventy-two (72) day period following the deemed delivery of the Transfer Notice, then Seller may not Transfer any of such remaining Offered Shares without complying again in full with the provisions of this Agreement.
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5. Conditions to Valid Transfer.

A. Generally. Any attempt by any Seller to Transfer any Seller Shares in violation of any provision of this Agreement shall be void. No securities shall be transferred by Seller unless (i) such Transfer is made in compliance with all of the terms of this Agreement and all applicable federal and state securities laws and (ii) prior to such Transfer, the transferee or transferees sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms of this Agreement. The Company shall not be required to (i) transfer on its books any shares that have been sold, gifted or otherwise Transferred in violation of any provisions of this Agreement or (ii) to treat as owner of such shares, or accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such shares may have been so Transferred.

B. Put Right. If a Seller Transfers any Seller Shares in contravention of the Right of Co-Sale under this Agreement (a “Prohibited Transfer”), or if the Proposed Transferee of Offered Shares desires to purchase a class, series or type of stock offered by Seller but not held by a Selling Investor, or the Proposed Transferee is unwilling to purchase any securities from a Selling Investor, such Selling Investor may, by delivery of written notice to such Seller (a “Put Notice”) within ten (10) days after the later of (i) the Co-Sale Closing and (ii) the date on which such Selling Investor becomes aware of the Prohibited Transfer or the terms thereof, require such Seller to purchase from such Selling Investor that number of shares of Preferred Stock (on an as converted basis) or Common Stock subject to Section 5.B(2)) that is equal to the number of Residual Shares such Selling Investor would have been entitled to Transfer to the Proposed Transferee (the “Put Shares”). Such sale shall be made on the following terms and conditions:

(1) The price per share at which the Put Shares are to be sold to Seller shall be equal to the price per share that the Selling Investor would have received at the Co-Sale Closing of such Prohibited Transfer if such Selling Investor had sold such Put Shares at the Co-Sale Closing. Such purchase price of the Put Shares shall be paid in cash or such other consideration as Seller received in the Prohibited Transfer or at the Co-Sale Closing. Seller shall also reimburse the Selling Investor for any and all fees and expenses, including, but not limited to, legal fees and expenses, incurred pursuant to the exercise or attempted exercise of such Selling Investor’s Rights of Co-Sale pursuant to Section 4 or in the exercise of its rights under this Section 5 with respect to the Put Shares.

(2) The Put Shares to be sold to Seller shall be of the same class or type as Transferred in the Prohibited Transfer or at the Co-Sale Closing if such Selling Investor then owns securities of such class or type. If such Selling Investor does not own any of such class or type, the Put Shares shall be shares of Common Stock (or Preferred Stock convertible into Common Stock at the option of the holder thereof).

(3) The closing of such sale to Seller shall occur within ten (10) days after the date of such Selling Investor’s Put Notice to such Seller. At such closing, the Selling Investor shall deliver to Seller the certificate or certificates representing the Put Shares to be sold, each certificate to be properly endorsed for transfer, and immediately upon receipt thereof, such Seller shall pay the aggregate purchase price therefore, and the amount of reimbursable fees and expenses, as specified in Section 5.B(1).
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6. Restrictive Legend and Stop Transfer Orders.

A. Legend. Each Founder understands and agrees that the Company shall cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Seller Shares by such Founder:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.

B. Stop Transfer Instructions. In order to ensure compliance with the restrictions referred to herein, each Seller agrees that the Company may issue appropriate “stop transfer” certificates or instructions in the event of a Transfer in violation of any provision of this Agreement and that it may make appropriate notations to the same effect in its records.

7. Termination. The Eligible Investors’ Rights of First Refusal and Rights of Co-Sale shall terminate upon the earliest to occur of (i) the closing of a Qualified Initial Public Offering, (ii) the date on which this Agreement is terminated by a writing executed by holders of at least sixty percent (60%) of the shares of Preferred Stock then held by the Investors (on an as converted to Common Stock basis), (iii) the dissolution or winding up of the Company, or (iv) immediately prior to the effective date of a Change of Control. The Company’s Right of First Refusal shall terminate upon the earliest to occur of (i) a written election of the Company pursuant to an action by the Board of Directors, or (ii) the occurrence of any of (i), (iii) or (iv) in the preceding sentence.

8. Miscellaneous Provisions.

A. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(1) if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(2) if to the Company, one copy should be sent to 101 Second Street, 15th Floor, San Francisco, CA 94105, Attn: General Counsel, or to such other address as the Company shall have furnished to the Investors, with a copy to Bruce Deming, Covington & Burling LLP, One Front Street, San Francisco, CA 94111, facsimile: (415) 955-6551, bdeming@cov.com; or
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(3) if to a Seller, one copy should be sent to the Seller’s address or facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on Exhibit A and Exhibit B hereto.

B. Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

C. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court shall replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

D. Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors holding at least a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that if any amendment, waiver, discharge or termination operates in a manner that treats any Investor in a materially adverse and different manner from other Investors, the consent of such Investor shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this Section 8.D shall be binding upon each Seller, each Investor and each future holder of shares of Preferred Stock with rights under this Agreement, and thereby may diminish or eliminate all rights of such Investor under this Agreement.

E. Continuity of Other Restrictions. Any Seller Shares not purchased by the Company or any Eligible Investor pursuant to their Right of First Refusal hereunder shall continue to be subject to all other restrictions imposed upon such Seller Shares hereunder and by law, including any restrictions imposed under the Company’s Amended and Restated Certificate of Incorporation (“Certificate”) or Bylaws, or by agreement.
11

F. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California, without regard to principles of conflicts of law that would result in the application of any law other than the internal laws of the State of California.

G. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

H. Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

I. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto.

J. Entire Agreement. This Agreement and the exhibits hereto amend and restate the Prior Agreement in its entirety and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof by any warranties, representations or covenants except as specifically set forth herein.

K. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

L. Telecopy Execution and Delivery. A facsimile, telecopy, electronic (including pdf) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile, electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.
12

M. Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in the City and County of San Francisco in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

N. Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

O. Aggregation. All shares of Preferred Stock of the Company held or acquired by affiliated entities or persons of an Investor (including but not limited to: (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust therefor, in the case of an Investor who is an individual; or (iv) a member of an Investor that is a limited liability company) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock. Without limiting the foregoing, any shares held or acquired by any Agilus Entity shall be aggregated with all other shares held by other Agilus Entity for the purposes of this Section 8.N. “Agilus Entities” means Agilus Ventures IV Limited Partnership and Agilus Ventures Principals IV Limited Partnership (collectively “Agilus Ventures”) and each entity affiliated with or related to Fidelity Ventures, and shall include, without limitation (and without implication that any of the following are in fact “Affiliates” of each other): FMR Corp. and its subsidiaries and Affiliates; Fidelity International Limited and its subsidiaries and Affiliates; Fidelity International Ventures Limited: Fidelity Investors Limited Partnership; Fidelity Investors II Limited Partnership; Fidelity Investors HI Limited Partnership; Fidelity Ventures III Limited Partnership; Fidelity Ventures Principals I, LLC: Fidelity Ventures Principals III Limited Partnership; Fidelity Investors IV Limited Partnership: Fidelity Investors V Limited Partnership; Fidelity Investors VI Limited Partnership: Fidelity Ventures IV Limited Partnership; Fidelity Ventures Principals IV Limited Partnership; Fidelity Ventures IV-E Limited Partnership; Fidelity Ventures Principals IV-E Limited Partnership; FILP Capital Reserves Limited Partnership: Fidelity Greater China Ventures Fund Limited Partnership; Fidelity Ventures II. Limited Partnership; Fidelity Seaport Limited Partnership:; any other limited partnership owned or controlled by shareholders of FMR Corp.: Fidelity Foundation; Fidelity Nonprofit Management Foundation: and the Edward C. Johnson Fund; and “Agilus Entity” refers to any one of the Agilus Entities.

(Remainder of this page intentionally left blank)
13

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement on the day and year first above written.

COMPANY:
PROSPER MARKETPLACE, INC.

By:	/s/ Aaron Vermut
Chief Executive Officer
Address:	101 Second Street, 15th Floor
San Francisco, CA 94105

FOUNDER:

Christian Larsen

FOUNDER:

John Wichtel

By execution hereof, each Founder represents and warrants that he is the sole legal and beneficial owner of Seller Shares and, subject to any restrictions imposed under the Company’s Amended and Restated Certificate of Incorporation or Bylaws, or under that certain Restricted Stock Purchase Agreement dated March 22, 2005, that no other person has any interest (other than a community property interest) in such shares.

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

INVESTORS:

FRANCISCO PARTNERS III, L.P.
By: FRANCISCO PARTNERS GP III, L.P., its General Partner By: FRANCISCO PARTNERS GP III MANAGEMENT, LLC, its General Partner

By:	/s/ David Golob
Name:	David Golob
Title:	Partner

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

FRANCISCO PARTNERS PARALLEL FUND III, L.P.
By: FRANCISCO PARTNERS GP III, L.P., its General Partner By: FRANCISCO PARTNERS GP III MANAGEMENT, LLC, its General Partner

By:	/s/ David Golob
Name:	David Golob
Title:	Partner

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

Institutional Venture Partners XIV, L.P.

By: Institutional Venture Management XIV LLC
Its: General Partner

By:	/s/ Institutional Venture Partners XIV, L.P.
Managing Director

Address: 3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94025

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

PHENOMEN VENTURES LP By: Phenomen Ventures Management Its: General Partner
/s/ Dmitry Falkovich
Dmitry Falkovich, Director

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

FS VENTURE CAPITAL LLC
By:	/s/ Raj Date
Name:	Raj Date
Title:	Managing Partner

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

SC Prosper Holdings LLC

By:	/s/ Patick Grady
Name: Patick Grady
Title: Member & Authorized Signatory

/s/ Stephan Vermut
STEPHAN VERMUT

/s/ Ron Suber
RON SUBER

/s/ Aaron Vermut
AARON VERMUT

Merlin Acorn LP

By:	/s/ Stephan Vermut
Stephan Vermut
General Partner

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

Draper Fisher Jurvetson Fund X, L.P.

By:	/s/ John Fisher
Name: John Fisher
Title: Managing Director
Date:

Draper Fisher Jurvetson Partners X, LLC

By:	/s/ John Fisher
Name: John Fisher
Title: Managing Member
Date:

Draper Associates Riskmasters Fund, LLC

By:	/s/ Timothy C. Draper
Name: Timothy C. Draper
Title: Managing Member
Date:

Address: 2882 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Telephone: (650) 233-9000
Fax: (650) 233-9233

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

Draper Associates Riskmasters Fund III, LLC

By:	/s/ Timothy C. Draper
Name: Timothy C. Draper
Title: Managing Member
Date:

Address: 2882 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Telephone: (650) 233-9000
Fax: (650) 233-9233

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

IDG-ACCEL CHINA GROWTH FUND III L.P.

By: IDG-Accel China Growth Fund III Associates L.P., its General Partner

By: IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

By:	/s/ IDG-Accel China Growth Fund III L.P.
Name:
Title:	Authorized Signatory

IDG-ACCEL CHINA III INVESTORS L.P.

By: IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

By:	/s/ IDG-Accel China III Investors L.P.
Name:
Title:	Authorized Signatory

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

CROSSLINK VENTURES VI, L.P. By: Crosslink Ventures VI Holdings, L.L.C., its General Partner
By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory
Date:	April 29, 2014

CROSSLINK VENTURES VI-B, L.P. By: Crosslink Ventures VI Holdings, L.L.C., its General Partner
By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory
Date:	April 29, 2014

OFFSHORE CROSSLINK VENTURES VI UNIT TRUST By: Crosslink Ventures VI Holdings, L.L.C., Investment Manager
By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory
Date:	April 29, 2014

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

CROSSLINK BAYVIEW VI, L.L.C.
By:	/s/ Mihaly Szigeti
Mihaly Szigeti, Authorized Signatory
Date:	April 29, 2014

CROSSLINK CROSSOVER FUND VI, L.P. By: Crossover Fund VI Management, L.L.C., Its General Partner
By:	/s/ Mihaly Szigeti

Date:	April 29, 2014

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

BENCHMARK CAPITAL PARTNERS V, L.P.
as nominee for
Benchmark Capital Partners V, L.P.
Benchmark Founders’ Fund V, L.P.
Benchmark Founders’ Fund V-A, L.P
Benchmark Founders’ Fund V-B, L.P.
and related individuals

By:	Benchmark Capital Management Co. V, L.L.C. its general partner

By:	/s/ Benchmark Capital Partners V, L.P.
Managing Member
Date:

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

QED FUND I, L.P.
By:	/s/ Nigel Morris
Name: Nigel Morris Title: Managing Partner Date:
Address:	311 Cameron Street Alexandria, VA 22314

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

MERITECH CAPITAL PARTNERS III L.P. By: Meritech Capital Associates III L.L.C. its General Partner By: Meritech Management Associates III L.L.C. a managing member
By:	/s/ Paul S. Madera
Paul S. Madera, a managing director
Date:	April 29, 2014

MERITECH CAPITAL AFFILIATES III L.P. By: Meritech Capital Associates III L.L.C. its General Partner By: Meritech Management Associates III L.L.C. a managing member
By:	/s/ Paul S. Madera
Paul S. Madera, a managing director
Date:	April 29, 2014

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

DAG VENTURES III-QP, L.P.
By: DAG Ventures Management III, LLC, its General Partner

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

DAG VENTURES III, L.P.
By: DAG Ventures Management III, LLC, its General Partner

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

DAG VENTURES GP FUND III, LLC
By: DAG Ventures Management III, LLC, its Managing Member

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

DAG VENTURES I-N, LLC
By: DAG Ventures Management, LLC, its Managing Member

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

DAG VENTURES III-O, LLC
By: DAG Ventures Management III, LLC, its Managing Member

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

DAG VENTURES III-Q, LLC
By: DAG Ventures Management III, LLC, its Managing Member

by:	/s/ Young Chung
Young Chung, Managing Director

Date:

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

Accel IX L.P. By: Accel IX Associates L.L.C. Its General Partner
By:	/s/ Accel IX L.P.
Attorney in Fact
Date:

Accel IX Strategic Partners L.P. By: Accel IX Associates L.L.C. Its General Partner
By:	/s/ Accel IX Strategic Partners L.P.
Attorney in Fact
Date:

Accel Investors 2005 L.L.C.
By:	/s/ Accel Investors 2005 L.L.C.
Attorney in Fact
Date:

James W. Breyer 2005 Trust Dated 3/22/2005
By:	/s/ James W. Breyer 2005 Trust Dated 3/22/2005

Name

Title:

Date:

 [Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

Agilus Ventures IV, Limited Partnership
By:	Agilus Ventures Advisors IV Limited Partnership
its General Partner
By:	Northern Neck Investors LLC its General Partner
By:	Volition Capital LLC, under power of attorney

By:	/s/ Larry Cheng
Name: Larry Cheng
Title: Managing Partner
Date: May 1, 2014

Agilus Ventures Principals IV, Limited Partnership
By:	Agilus Ventures Advisors IV Limited Partnership
its General Partner
By:	Northern Neck Investors LLC its General Partner
By:	Volition Capital LLC, under power of attorney

By:	/s/ Larry Cheng
Name: Larry Cheng
Title: Managing Partner
Date: May 1, 2014

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

Omidyar Network Fund LLC
By:	/s/ Bill Barmeier

Name	Bill Barmeier

Title:	Head of Investments

Date:

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

TOMORROWVENTURES 2010 FUND, LLC By: Tomorrow Ventures, LLC, Its: Manager
By:	/s/ Gary B. Coursey, Jr.
Name: Gary B. Coursey, Jr. Title: Managing Member Address: 555 Bryant St., #555, Palo Alto, CA. 94301

Date:	April 30, 2014

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

ATLANTICUS HOLDINGS CORPORATION

By:	/s/ Jeff Howard
Name: Jeff Howard
Title: President
Date: April 30, 2014

Address:

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

ERIC & ERICA SCHWARTZ INVESTMENTS LLC

By:	/s/ Eric Schwartz

Name:	Eric Schwartz

Title:	Investment Manager

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

Milestone Investments LP

By:	/s/ John R. Flynn
Name: John R. Flynn
Title: COO of Wicklow Capital, Inc.
Date: April 30, 2014

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

SPECIAL CREDIT OPPORTUNITIES (OFFSHORE) MASTER, L.P.
By:	Special Credit Opportunities (GenPar), LLC, its general partner
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

SPECIAL CREDIT OPPORTUNITIES - SERIES A, a series of Special Credit Opportunities, L.P.
By:	Special Credit Opportunities (GenPar), LLC, its general partner
By:	BlackRock Financial Management, Inc., its sole member
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

SPECIAL CREDIT OPPORTUNITIES - SERIES B, a series of Special Credit Opportunities, L.P.
By:	Special Credit Opportunities (GenPar), LLC, its general partner
By:	BlackRock Financial Management, Inc., its sole member
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

SPECIAL CREDIT OPPORTUNITIES (PARALLEL) II, L.P.
By:	Special Credit Opportunities (Parallel) (GenPar) II, LLC, its general partner
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

SPECIAL CREDIT OPPORTUNITIES (PARALLEL) MASTER IV, L.P.
By:	Special Credit Opportunities (Parallel) (GenPar) IV, LLC, its general partner
By:	/s/ Sacha Bacro
Name: Sacha Bacro
Title: Managing Director

FACULTAS FUND, L.P.,
By:	Facultas Fund (GenPar), LLC, its general partner
By:	/s/ Nugzari Jakobishvili
Name: Nugzari Jakobishvili
Title: Managing Director

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

GLC GOF Onshore Holdings LLC
By:
Name:
Title:

Garrison Capital Equity Holdings II LLC
By:
Name:
Title:

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

EXHIBIT A

INVESTORS

Name and Address

Francisco Partners III, L.P.
One Letterman Drive
Building C, Suite 410
San Francisco, CA 94129

Francisco Partners Parallel Fund III, L.P.
One Letterman Drive
Building C, Suite 410
San Francisco, CA 94129

Institutional Venture Partners XIV, L.P.
3000 Sand Hill Road
Building 2, Suite 250
Menlo Park, CA 94025

PHENOMEN VENTURES LP
a partnership with register number OG-066003
having its registered address at 89 Nexus Way,
Camana Bay, Grand Cayman KY1-9007

FS Venture Capital LLC
1072 Thomas Jefferson Street NW
Washington, DC 20007

SC Prosper Holdings LLC
c/o Sequoia Capital
3000 Sand Hill Road, 4-250
Menlo Park, CA 94025

Merlin Acorn LP
765 Market Street
San Francisco, CA 94103

Aaron Vermut
459 Ashbury Street
San Francisco, CA 94117

Ron Suber
1304 Linden Ave
Highland Park, IL 60035

DRAPER FISHER JURVETSON FUND X, L.P.
DRAPER FISHER JURVETSON PARTNERS X, LLC
DRAPER ASSOCIATES RISKMASTERS FUND, LLC
DRAPER ASSOCIATES RISKMASTERS FUND III, LLC
2882 Sand Hill Road, Suite 150
Menlo Park, CA 94025
(650) 233-9000 (tel)
(650) 233-9233 (fax)

CROSSLINK VENTURES VI, L.P.
CROSSLINK VENTURES VI-B, L.P.
OFFSHORE CROSSLINK VENTURES VI UNIT TRUST
CROSSLINK BAYVIEW VI, L.L.C.
CROSSLINK CROSSOVER FUND VI, L.P.
2 Embarcadero Center, 22nd Floor
San Francisco, CA 94111
(415) 617-1880 (tel)

IDG-ACCEL CHINA GROWTH FUND III L.P.
IDG-ACCEL CHINA III INVESTORS L.P.
c/o IDG Capital Management (HK) Ltd.
Unit 1509, The Center
99 Queen’s Road

Central, Hong Kong
Attn: Chi Sing HO
852-2259 1619 (fax)

With a copy to:

Floor 6, Tower A, COFCO Plaza,
8 Jianguomennei Dajie
Beijing, 100005, P.R. China
Attn: Ms. Bin Li
8610-8512 0225 (fax)

TOMORROWVENTURES 2010 FUND, LLC
555 Bryant Street #555
Palo Alto, CA 94301

ATLANTICUS HOLDINGS CORPORATION
Five Concourse Parkway
Atlanta, GA 30328

QED Fund I, L.P.
311 Cameron Street
Alexandria, VA 22314

MERITECH CAPITAL PARTNERS III L.P.
245 Lytton Ave, Suite 350
Palo Alto, CA 94301
Attn: Paul S. Madera
(650) 475-2200 (tel)
(650) 475-2222 (fax)

MERITECH CAPITAL AFFILIATES III L.P.
245 Lytton Ave, Suite 350
Palo Alto, CA 94301
Attn: Paul S. Madera
(650) 475-2200 (tel)
(650) 475-2222 (fax)

DAG Ventures III - QP, L.P.
DAG VENTURES III, L.P.
DAG VENTURES GP FUND III, LLC
DAG VENTURES I-N, LLC
DAG VENTURES III-O, LLC
DAG VENTURES III-Q, LLC
251 Lytton Avenue, Suite 200
Palo Alto, CA 94301
Attn: Young Chung
(415) 788-2755 (tel)
(650) 328-2921 (fax)

BENCHMARK CAPITAL PARTNERS V, L.P.
as nominee for
Benchmark Capital Partners V, L.P.
Benchmark Founders’ Fund V, L.P.
Benchmark Founders’ Fund V-A, L.P.
Benchmark Founders’ Fund V-B, L.P.
and related individuals
2480 Sand Hill Road
Suite 200
Menlo Park, CA 94025
(650) 854-8180 (tel)
(650) 854-8183 (fax)

Accel IX L.P.
Accel IX Strategic Partners L.P.
Accel Investors 2005 L.L.C.
428 University Avenue
Palo Alto, CA 94301
(650) 614-4800 (tel)
(650) 614-4880 (fax)

James W. Breyer 2005 Trust Dated 3/22/2005
c/o Accel Partners
428 University Avenue
Palo Alto, CA 94301
(650) 614-4800 (tel)
(650) 614-4880 (fax)

Agilus Ventures IV Limited Partnership
Agilus Ventures Principals IV Limited Partnership
111 Huntington Avenue, Suite 2700
Boston, MA 02199-7630
(617) 830-2100 (tel)

Omidyar Network Fund LLC
1991 Broadway, Suite 200
Redwood City, CA 94063
(650) 482-2500 (tel)

ERIC & ERICA SCHWARTZ INVESTMENTS LLC
c/o Eric Schwartz
126 East 56th Street
25th Floor
Suite 2500
New York, NY 10022

with a copy to

BBR Partners c/o Eric Schwartz
Attention: Kate Bovee or Andrea Pope
140 East 45th Street
26th Floor
New York, NY 10017
Email: bbrsch@bbrpartners.com
Fax: 646-588-5021

Milestone Investments LP
c/o Wicklow Capital
53 W. Jackson Blvd., Suite 1456
Chicago, IL 60604

SPECIAL CREDIT OPPORTUNITIES (PARALLEL) II, L.P.
SPECIAL CREDIT OPPORTUNITIES - SERIES A
SPECIAL CREDIT OPPORTUNITIES, L.P. - SERIES B
SPECIAL CREDIT OPPORTUNITIES (OFFSHORE) MASTER, L.P.
SPECIAL CREDIT OPPORTUNITIES (PARALLEL) MASTER IV, L.P.
c/o BlackRock Financial Management, Inc.
55 East 52nd Street
New York, New York 10055
Attn: Sacha Bacro and Lindsay Sinex
Email: sacha.bacro@blackrock.com, lindsay.sinex@blackrock.com

With a copy to:

c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, New York 10022
Attn: David Maryles and Michelle Galvez
Email: david.maryles@blackrock.com, michelle.galvez@blackrock.com

FACULTAS FUND, L.P.
c/o BlackRock Financial Management, Inc.
55 East 52nd Street
New York, New York 10055
Attn: Nugzari Jakobishvili
Email: nugzari.jakobishvili@blackrock.com

With a copy to:

c/o BlackRock, Inc.
Office of the General Counsel
40 East 52nd Street
New York, New York 10022
Attn: David Maryles and Michelle Galvez
Email: david.maryles@blackrock.com, michelle.galvez@blackrock.com

GLC GOF Onshore Holdings LLC
Garrison Capital Equity Holdings II LLC
1290 Avenue of the Americas
Suite 914
New York, NY 10019
Facsimile: (212) 898-9075
Attention: Julian Weldon/General Counsel

EXHIBIT B

FOUNDERS

Name and Address

Christian A. Larsen
2621 Larkin Street
San Francisco, CA 94109
e mail: chriseloan@yahoo.com

Seller Shares as of May 15, 2014: 200,0661

John B. Witchel
576 Eureka Street
San Francisco, CA 94114
e mail: jwitchel@colevalleygroup.com

Seller Shares as of May 15, 2014: 12,5002

1 200,000 of which are held by Christian Larsen and Lyna Lam, Trustees of the Larsen-Lam Family Trust.

2 Held by John B. Witchel & Jessica W. Wheeler JNTN.

EXHIBIT C

NOTICE OF SHARE TRANSFER

I, ____________, wish to transfer ____________ shares of ____________ stock of the Company (the “Seller Shares”) pursuant to a (please check one): sale ( ) other ( ) (please describe) .

I propose to transfer Seller Shares to the following entities and individuals:

1. Proposed Transferee #1 [Address] [Phone Number]	[amount, type and price of shares]
2. Proposed Transferee #2 [Address] [Phone Number]	[amount, type and price of shares]
3. Proposed Transferee #3 [Address] [Phone Number]	[amount, type and price of shares]

The cash consideration for Seller Shares totals $________. The fair market value of the non‑cash consideration for Seller Shares, if any, as of the date of this Notice totals $________.

The non-cash consideration consists of (please describe in reasonable detail):________________________________________________.

Pursuant to the Amended and Restated Right of First Refusal and Co‑Sale Agreement, dated as of ____________, I write to inform you of your Right of First Refusal and your Right of Co‑Sale with respect to Seller Shares. If you choose to do so, you may exercise one (but not both) of these rights with respect to Seller Shares by returning this Notice to me, at the address below, with a copy to the Company. If you decline your right to do so, you need not return anything.

I exercise my Right of First Refusal ☐

I exercise my Right of Co‑Sale ☐

I wish to (circle one, not both) buy / sell ________ shares of ________ stock.

WE MUST RECEIVE YOUR NOTICE BY the date that is 20 days after the last date this Notice is deemed to have been received by Company and Eligible Investors. There is no extension of this deadline.

[Seller’s Address and Name]
[Company’s Address and Contact]